EXHIBIT 10.2

TRANSFER AGREEMENT

THIS INDENTURE made this 1st day of October, 2007

BETWEEN:

WITS BASIN PRECIOUS MINERALS INC.
(hereinafter referred to as "Wits" or the "Seller")

OF THE FIRST PART;

- and -

HAWK URANIUM INC.
(hereinafter referred to as "Hawk")

and

MacDONALD MINES EXPLORATION LTD.
(hereinafter referred to as "MacDonald", and, together with Hawk, the "Buyers")

OF THE SECOND PART.

WHEREAS on November 30, 2006, the Seller and the Buyers entered into an Option and Joint Venture Agreement (the "Joint Venture Agreement"), pursuant to which Joint Venture Agreement MacDonald, Wits and Hawk (each, a "Party", and collectively, the "Parties") would each own a percentage interest in the Property and the Joint Venture, as such terms are defined therein;

AND WHEREAS pursuant to the Joint Venture Agreement, MacDonald owns a Participating Interest, as such term is defined therein, equal to fifty-one percent (51%), Wits owns a Participating Interest equal to twenty-four and one half of one percent (24.5%), and Hawk owns a Participating Interest equal to twenty-four and one half of one percent (24.5%);

AND WHEREAS the Seller and Buyers have agreed that the Parties' respective Participating Interests referred to in the above paragraph have not changed since the execution of the Joint Venture Agreement;

AND WHEREAS Section 6.1 of the Joint Venture Agreement provides a right of first offer, pursuant to which Section 6.1 a Party wishing to transfer its Participating Interest must first offer its Interest to both of the other Parties;

AND WHEREAS the Parties have agreed to waive their rights under Section 6.1 of the Joint Venture Agreement;

AND WHEREAS the Parties have agreed that each of MacDonald and Hawk will purchase 50% of Wits' Participating Interest; such that after transfer to MacDonald and Hawk, MacDonald's Participating Interest shall be sixty three and a quarter of one percent (63.25%) and Hawk's Participating Interest shall be thirty six and three quarters of one percent (36.75%);

NOW THEREFORE WITNESSETH that in consideration of the cash payment by the Buyers to the Seller of CDN$50,000.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties:

1.
The Seller does transfer, sell, assign, and set over to the Buyers, its Participating Interest in the Property and the Joint Venture, and any other interest under the Joint Venture Agreement, to the Buyers, such that MacDonald's Participating Interest shall be sixty three and a quarter of one percent (63.25%), Hawk's Participating Interest shall be thirty six and three quarters of one percent (36.75%), and Wits will no longer own any interest or right whatsoever in the Property and the Joint Venture or any other interest under the Joint Venture Agreement.

2.	The Parties hereby agree to waive their rights under Section 6.1 of the Joint Venture Agreement.

3.
The Seller hereby represents and covenants that it is the legal and beneficial owner of a twenty four and one half percent (24.5%) Participating Interest in the Property and Joint Venture free and clear of any liens, charges, and encumbrances, and has not granted or agreed to grant to any party any rights to or in respect of its Participating Interest (whether by agreement or otherwise).

4.	The Seller hereby represents, warrants and covenants that:

a.	it has the right to transfer, sell, assign, and set over its Participating Interest, free and clear of any encumbrances, except those created by the Joint Venture Agreement;

b.
it will from time to time, and at the sole cost and expense of the Buyers, make, do and execute, all such reasonable further acts, deeds and assurances necessary or advisable for more effectually assigning and assuring to the Buyers its Participating Interest in the manner aforesaid and according to the true intent and meaning of this indenture;

c.	it hereby waives any rights, whether created through the Joint Venture Agreement or otherwise, to any form of royalties from the Property and, pursuant to section 5 of the Joint Venture Agreement; and

d.	its Participating Interest in the Property shall be zero percent (0%).

5.
The Seller hereby waives any right it may have had or may have, pursuant to section 5.2 of the Joint Venture Agreement, to have either of the Buyers purchase its Participating Interest, or any portion thereof.

6.
All of the Parties waive any rights they may have had or may have, pursuant to section 6.1 of the Joint Venture Agreement, pertaining to notice requirements or notice periods for the sale of any interest in the Property provided for in this Agreement.

7.
The Parties hereby agree that, as of the effective date hereof, the Seller shall no longer be deemed to be a party to the Joint Venture created amongst the Parties to hold and manage the Property pursuant to section 4.1 of the Joint Venture Agreement.

8.
The Parties hereby agree that as of the effective date hereof, the Joint Venture Agreement will be read as if originally executed by Hawk and McDonald and shall be interpreted in a manner that is consistent with the newly distributed Participating Interests of the Parties pursuant to the terms of this Agreement

9.	The closing of the purchase and sale of the Participating Interest is contingent on the approval by the TSX Venture Exchange and the receipt of any other necessary regulatory approval.

10.	This instrument shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.
This Agreement shall be construed according to and governed by the laws of the Province of Ontario, the federal laws of Canada applicable therein and, the courts of the Province of Ontario will have exclusive jurisdiction to hear and determine all disputes arising hereunder.

12.
This instrument may be executed by through original signatures or by facsimile and in any number of counterparts, each of which original or facsimile signatures shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals this 1st day of October, 2007.

WITS BASIN PRECIOUS MINERALS INC.

Per:	/s/ Mark D Dacko
Name: Mark D Dacko Title: CFO I/We have the authority to bind the corporation

HAWK URANIUM INC.

Per:	/s/ H Vance White
Name: H. Vance White Title: CEO I/We have the authority to bind the corporation

MacDONALD MINES EXPLORATION LTD.

Per:	/s/ J Kirk McKinnon
Name: Kirk McKinnon Title: CEO I/We have the authority to bind the corporation